Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO

(203) 433-4736

FOR IMMEDIATE RELEASE

Sachem Capital Reports Results for Q1 2018 –

Revenue Up 111% and Net Income Up 120% To $0.13/Share;

Announces New $35 Million Credit Facility

Branford, Connecticut, May 15, 2018 -- Sachem Capital Corp. (NYSE American: SACH) announced today its financial results for the three months ended March 31, 2018. The Company also announced that on May 11, 2018 it closed on a new $35 million revolving credit facility to replace its existing $20 million credit facility with Bankwell Bank.

Total revenue for the first quarter of 2018 was approximately $2.7 million compared to approximately $1.3 million for the first quarter of 2017, an increase of approximately $1.4 million, or 111%. The increase in revenue represents an increase in lending operations. For the 2018 period, interest income from mortgage loans was approximately $2.0 million compared to approximately $1.0 million for the corresponding 2017 period. Origination fees for the 2018 period were approximately $350,000 compared to approximately $97,000 in the corresponding 2017 period. Other income also increased to approximately $295,000 in the 2018 period from approximately $46,000 in the corresponding 2017 period.

Components of other income include earnings from advances to borrowers, approximately $60,000, lender fees from closings other than origination fees, approximately $138,000, loan modification fees, approximately $45,000 and legal fees from closings performed in-house, approximately $35,000.

Total operating costs and expenses for the first quarter of 2018 were $744,000 compared to approximately $392,000 in the first quarter of 2017, an increase of approximately $352,000, or 90%. The increase in operating costs and expenses is due to the increase in lending operations as well as a change in status from a limited liability company to a publicly-held real estate investment trust (REIT) subject to the reporting requirements of the Securities and Exchange Act of 1934. Interest expense and amortization of deferred financing costs in the 2018 period were approximately $223,000 compared to approximately $116,000 in the 2017 period, an increase of approximately 92%, reflecting the increase in the amount outstanding under the Bankwell credit facility. Similarly, as a result of the Company’s status as a public company, the Company experienced significant increases in professional fees (approximately $116,000 in the 2018 period compared to approximately $84,000 in the corresponding 2017 period), and general and administrative expenses (approximately $98,000 in the 2018 period compared to approximately $46,000 in the 2017 period). In addition, compensation and related costs in the 2018 period was approximately $246,000 compared to $0 in the 2017 period. However, this was offset, in part, by a decrease in compensation to manager which was approximately $36,000 in the 2017 period and $0 in the 2018 period.

Net income for the first quarter of 2018 was approximately $2.0 million compared to approximately $900,000 for the first quarter of 2017, an increase of approximately 120%. Basic and diluted net income per weighted average common share outstanding for the first quarter of 2018 was $0.13 compared to $0.06 per share for the first quarter of 2017.

Results of operations for 2017 include those of Sachem Capital Partners LLC from January 1 through February 9, 2017. For the 2017 period, net income per weighted average number of shares is calculated based on net income and shares outstanding for the period beginning on February 9, 2017 (the effective date of the Company’s IPO) through March 31, 2017. Net income for that period was approximately $610,000.

At March 31, 2018, the Company’s total assets were approximately $73.4 million, compared to approximately $67.5 million at December 31, 2017. The Company’s loan portfolio at March 31, 2018 was approximately $69.6 million compared to approximately $63.3 million at December 31, 2017. In addition, at March 31, 2018 interest and fees receivable from borrowers increased to approximately $780,000 from approximately $645,000 at December 31, 2017.

At March 31, 2018, the Company’s total liabilities were approximately $18.5 million, including approximately $14.1 million outstanding under the Bankwell credit facility and approximately $300,000 outstanding under the term mortgage loan from Bankwell secured by the property expected to become the Company’s new corporate headquarters in late 2018. In comparison, at December 31, 2017, the Company’s total liabilities were approximately $12.9 million, including approximately $9.8 million outstanding under the Bankwell credit facility and $301,000 outstanding on the Bankwell mortgage loan. In addition, at March 31, 2018, the Company had a mortgage funding payable of $2.0 million.

Shareholders’ equity at March 31, 2018 was approximately $54.9 million compared to approximately $54.6 million at December 31, 2017.

In addition, on May 11, 2018, the Company entered into an agreement with Webster Business Credit Corporation, Bankwell Bank and Berkshire Bank (collectively, the “Lenders”) under which the Lenders agreed to provide the Company with a $35 million revolving credit facility to replace the Bankwell credit facility, which has now been repaid in full and terminated. The new credit facility is secured by a first priority lien on substantially all of the Company’s assets. Amounts outstanding under the new credit facility will bear interest at a floating rate equal to 30-day LIBOR plus 4.00% per annum and will be due and payable on May 11, 2022.

John Villano CPA, co-chief executive officer of Sachem Capital Corp., stated: “The first quarter of 2018 marked our fifth consecutive quarter of growth in terms of revenue, net income, net income per share, portfolio growth and shareholders’ equity. Our primary focus continues to be delivering attractive risk-adjusted returns to our shareholders. To achieve this goal, we continue to look for low-risk, high yield lending opportunities. In addition, we continue to search for new sources of capital. To that end, we are extremely pleased to announce that we have just recently successfully refinanced our revolving credit facility. The new credit facility, $35 million, is being provided by a consortium of banks, including Bankwell Bank, which has been our primary lender for the last four years and we are pleased that they are included in the syndicate for the new facility. We are also looking forward to developing a similar long-term relationship with the other syndicate members, Webster Business Credit Corporation and Berkshire Bank.”

About Sachem Capital, Corp.

Sachem Capital Corp. (SCC), is the successor to Sachem Capital Partners, LLC (SCP) having acquired all of SCP’s assets and assumed all of SCP’s liabilities in February 2017. Immediately thereafter, SCC completed an underwritten initial public offering of its shares. (Except where otherwise stated to the contrary, SCC and SCP are, collectively, referred to as the “Company”.) The Company specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the Company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and may also be secured with additional real estate collateral. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities. SCC believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and intends to make the election to be taxed as a REIT when it files its 2017 federal income tax return.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2017 filed with the U.S. Securities and Exchange Commission on April 2, 2018. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

##

SACHEM CAPITAL CORP.

BALANCE SHEETS

	March 31, 2018	December 31, 2017
Assets	(Unaudited)	(Audited)
Assets:
Cash	$562,508	$954,223
Escrow deposits	175,330	111,189
Mortgages receivable	68,613,043	62,166,937
Mortgages receivable, affiliate	969,457	1,104,022
Interest and fees receivable	779,516	645,493
Other receivables	59,158	234,570
Due from borrowers	370,241	451,795
Prepaid expenses	32,773	4,520
Property and equipment, net	496,172	501,819
Real estate owned	1,235,409	1,224,409
Deferred financing costs	136,002	95,560
Total assets	$73,429,609	$67,494,537

Liabilities and Shareholders' Equity
Liabilities:
Line of credit	$14,147,465	$9,841,613
Mortgage payable	298,569	301,101
Mortgage funding payable	2,000,000	-0-
Accounts payable and accrued expenses	158,838	390,758
Security deposit held	2,550	2,550
Advances from borrowers	733,287	519,764
Due to note purchaser	-0-	723,478
Deferred revenue	1,168,622	1,108,400
Accrued interest	-0-	40,592
Total liabilities	18,509,331	12,928,256

Shareholders' equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common shares - $.001 par value; 50,000,000 shares authorized; 15,415,737 issued and outstanding	15,416	15,416
Paid-in capital	53,315,772	53,315,772
Retained earnings	1,589,090	1,235,093
Total shareholders' equity	54,920,278	54,566,281
Total liabilities and shareholders' equity	$73,429,609	$67,494,537

SACHEM CAPITAL CORP.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months
	Ended March 31,
	2018	2017
Revenue:
Interest income from loans	$1,962,373	$1,036,840
Origination fees, net	348,548	97,461
Late and other fees	34,096	29,982
Processing fees	33,130	24,925
Rental income, net	43,756	27,383
Other income	294,747	46,147
Gain on sale of real estate	-0-	26,478
Total revenue	2,716,650	1,289,216

Operating costs and expenses:
Interest and amortization of deferred financing costs	222,956	116,270
Compensation and related costs	245,575	-0-
Compensation to manager	-0-	35,847
Professional fees	116,322	83,739
Other fees and taxes	34,480	105,839
Depreciation	7,634	5,156
General and administrative expenses	98,033	45,587
Excise tax	19,000	-0-
Total operating costs and expenses	744,000	392,438
Net income	$1,972,650	$896,778

Basic and diluted net income per common share outstanding:
Basic	$0.13	$0.06	*
Diluted	$0.13	$0.06	*

Weighted average number of common shares outstanding:
Basic	15,415,737	11,103,237
Diluted	15,415,737	11,103,237

* Basic and diluted net income per common share outstanding and weighted average number of common shares outstanding are calculated for the period beginning February 9, 2017 (i.e., the effective date of the company’s initial public offering) and ending March 31, 2017.

  SACHEM CAPITAL CORP.

  STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

  FOR THE THREE MONTHS ENDED MARCH 31, 2018

(unaudited)

	Common Shares	Amount	Additional Paid in Capital	Retained Earnings
Beginning balance, January 1, 2018	15,415,737	$15,416	$53,315,772	$1,235,093

Dividends paid				(1,618,653)

Net income				1,972,650
Balance, March 31, 2018	15,415,737	$15,416	$53,315,772	$1,589,090

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Three Months
	Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,972,650	$896,778
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	14,558	14,559
Depreciation expense	7,634	5,156
Gain on sale of real estate	-0-	(26,478)
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposit	(64,141)	(596,070)
Interest and fees receivable	(134,023)	(19,495)
Other receivables	256,966	4,611
Prepaid expenses	(28,253)	(32,260)
(Decrease) increase in:
Due to member	-0-	(630,728)
Due to note purchaser	(723,478)	-0-
Accrued interest	(40,771)	(11,315)
Accrued expenses	(231,740)	314,870
Deferred revenue	60,222	112,310
Advances from borrowers	213,522	307,543
Total adjustments	(669,504)	(557,297)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,303,146	339,481

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	-0-	90,123
Acquisitions of and improvements to real estate owned	(11,000)	(18,482)
Purchase of furniture and equipment	(1,987)	(102,327)
Security deposit	-0-	(32,000)
Principal disbursements for mortgages receivable	(10,345,784)	(10,091,528)
Principal collections on mortgages receivable	6,034,243	3,938,601
NET CASH USED FOR INVESTING ACTIVITIES	(4,324,528)	(6,215,613)

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	13,288,435	7,595,766
Repayment of line of credit	(8,982,583)	(11,559,609)
Principal payments on mortgage payable	(2,532)	(1,657)
Proceeds from IPO	-0-	13,000,000
Dividends paid	(1,618,653)
Pre-offering costs incurred	-0-	(1,544,197)
Financing costs incurred	(55,000)	(13,650)
Member contributions	-0-	653,646
Member distributions	-0-	(2,460,125)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,629,667	5,670,174

NET DECREASE IN CASH	(391,715)	(205,958)

CASH – BEGINNING OF PERIOD	954,223	1,561,863

CASH – END OF PERIOD	$562,508	$1,355,905

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Interest paid	$208,398	$101,711

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the three months ended March 31, 2017, the Company issued notes payable in the amount of $169,338 for the acquisition of mortgages receivable.

On February 8, 2017, Sachem Capital Partners, LLC transferred all its assets and liabilities to the Company in exchange for 6,283,237 shares of the Company’s Common stock.

During the three months ended March 31, 2018 the Company incurred a mortgage funding payable in the amount of $2,000,000 in connection with the acquisition of mortgages receivable..